UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

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Arconic Annual Meeting Supplemental Materials Update as of May 4, 2017

Important Information Forward-Looking Statements This presentation contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements and guidance regarding future financial results or operating performance; statements about Arconic’s strategies, outlook, business and financial prospects; and forecasts and expectations relating to end markets. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the impact of the separation on the businesses of Arconic; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (l) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market. 1

Important Information (continued) Non-GAAP Financial Measures Some of the information included in this presentation is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures, management’s rationale for the use of the non-GAAP financial measures, and explanations can be found in the Appendix to this presentation. Arconic has not provided a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because Arconic is unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts, and Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliations of forward-looking non-GAAP financial measures such as adjusted EBITDA, adjusted EBITDA margin, Return on Net Assets, adjusted net income, and Free Cash Flow to the most directly comparable GAAP measures are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from these non-GAAP measures, such as the effects of foreign currency movements, equity income, gains or losses on sales of assets, taxes and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Any reference to historical EBITDA means adjusted EBITDA, for which we have provided calculations and reconciliations in the Appendix. 2

Table of Contents 1 . Executive Summary and Recent Developments 2 . Action-Oriented Board Focused on Value Creation and Strong Governance 3 . Shareholders Should Support The Board’s Slate of Aerospace Industry Experts 4 . Elliott’s Claims Are Misleading 5 . Keep Arconic Strong – Vote the White Proxy Card 3

Section 1 Executive Summary and Recent Developments

Executive Summary Arconic’s Board is a carefully assembled group of experienced executives committed to shareholder interests Arconic is executing on an aggressive plan which is creating significant value The Board is proposing an accomplished slate of new directors for election, and if elected, nine of Arconic’s thirteen directors will have served fewer than 16 months resulting in an unusually high degree of board refreshment Elliott’s slate enables one minority holder to inappropriately shape a majority of the Board, resulting in undue, excessive, and creeping influence over Arconic; the Board already has three directors who were nominated by Elliott in 2016 Elliott’s proposed strategy for Arconic is flawed, its claims are misleading and its tactics are disreputable Both slates result in a highly refreshed board—owners should focus on voting for the best slate; Arconic’s slate provides the most qualified skills and experience to drive value creation 5

An Unanticipated Event Led to Recent Change in Leadership at Arconic Update on recent developments On April 12, 2017, the Board learned of a letter sent by Arconic’s then CEO, Klaus Kleinfeld, to Elliott Management Letter was sent without Board consultation or authorization The Board determined that letter reflected poor judgment The next day, the Board determined that Mr. Kleinfeld would step down as Chairman and CEO The Board appointed David Hess, who recently joined the Arconic Board, to serve as CEO on an interim basis Mr. Hess has decades of industrial and aerospace leadership experience Pat Russo, Arconic’s Lead Director, agreed to serve as Independent Chair on an interim basis Ms. Russo has substantial public company board leadership experience The Board has initiated a search for a permanent CEO 6

Arconic’s Nominees All Bring Fresh Perspectives and Deep Experience Update on Arconic’s director slate Arconic has nominated five individuals for its Board of Directors, all of whom bring fresh perspectives Two new nominees with aerospace and defense expertise from the highest levels of industry and government Two current directors who joined the board in the last 7 months, including the interim CEO appointed in March 2017 The fifth nominee was originally selected by Elliott and joined the Board in February 2016 The Board’s nominees have executive, public company board and industry expertise David Hess and Jim Albaugh have experience as leaders of major aerospace businesses Amy Alving is an aerospace engineer, with expertise in innovation, technology and cyber security Janet Wolfenbarger was a four-star general responsible for procurement at the U.S. Air Force, a major Arconic customer Rick Schmidt is the former CFO of two major aerospace suppliers and Chairman of our Audit Committee Our nominees have extensive public company Board experience Our nominees recognize they have responsibilities to all shareholders and will not allow any one investor to gain undue influence over the future of Arconic 7

Recent Breakdown of Settlement Talks Reveals Elliott’s True Intentions Facts behind recent settlement talks Twice in late April, Arconic and Elliott negotiated a settlement agreement, almost to conclusion Arconic has tried to settle this contest so it can give its undivided focus to the business and recruiting a new CEO Both times, Elliott reneged on the agreement at the eleventh hour and demanded additional terms Elliott sought extraordinary influence over Arconic and the operation of its Board in these settlement talks Demanded an “Operations Committee” of the Board, controlled by its nominees, to serve as a “board above the Board” Sought to designate the majority of the members of Arconic’s CEO search committee Pressed for other measures of control and influence over the Board and the Company In negotiating the settlement, Elliott insisted on having an unfettered ability to sell its shares at any time and accordingly demanded that Arconic file a registration statement with the SEC to facilitate its sales Is Elliott looking out for all Arconic shareholders, or is it looking out for Elliott’s near-term interests? After settlement talks broke down, Arconic offered to evaluate and appoint two Elliott nominees to the Arconic Board None of Elliott’s nominees would accept the opportunity or Arconic’s nomination for the 2017 Annual Meeting Apparently, Elliott is in control of its nominees, which raises independence concerns 8

Elliott Seeks Undue, Excessive and Creeping Influence

Elliott's "creeping control" plan (see Elliott slide at left)



Instill Accountability:
Board for Improved Stewardship
Shareholders have a real chance to change Arconic
Current Board:
✓ Little aerospace experience
✓ Numerous conflicts
✓ Poor governance
✓ Defenders of failed CEO
May 17, 2017 Board:
✓ Removes poor preforming CEO
✓ Adds 80 years of aerospace experience
✓ Mandate for strategic and cultural change
Ideal 2018 Board:
✓ We believe the Arconic Board size of 13 should be reduced to 11 directors
New CEO
Elliott Sourced Directors
ELLIOTT

Elliott Sourced Directors (% of Independent Directors)

25% → 54% → 70%[(1)]

Elliott's Intentions Raise Significant Governance Concerns

- The Board has **already appointed three directors nominated by Elliott** in early 2016
  - These directors join the rest of the Board in opposing Elliott's suggested changes
- **Now Elliott**, a 13.2% shareholder, **seeks to select four more Arconic directors**
  - Resulting in a majority (7 of 13) of Arconic's directors being nominated by Elliott
- Further, **Elliott wants to shrink the Board** over time, **increasing** its **disproportionate influence further**
  - In effect, Elliott believes it should be entitled to nominate a staggering 70% of Arconic's independent directors
- In settlement discussions, **Elliott also attempted** to **gain control** of an "**Operations Committee" and CEO search committee**

Elliott's collective plan amounts to inappropriate "creeping control" over Arconic by a 13.2% shareholder

Sources: Elliott, Arconic
1) Calculated assuming the Arconic Board consists of 10 independent directors

ARCONIC

9

Elliott's Demands Have Changed as it Seeks More Control

Elliott's increasing demands

Elliott's demands have increased over time; the Board has sought to accommodate some of these demands but has resisted giving Elliott excessive influence

2015	2016	Launch of proxy fight (1Q 2017)	Now
			Arconic to file a registration statement with the SEC to **help Elliott sell its Arconic stock**
			Influence over various **Board processes**
			Right to **designate majority** of the members of the **CEO search committee**
			Creation of an **"Operations Committee"** controlled by Elliott nominated directors
			Additional incumbent directors resign to shrink the Board, thereby increasing Elliott's influence
		Replacement of 4 directors with Elliott nominees **(for a total of 7 total)**	**Replacement of 4 directors** with Elliott nominees **(for a total of 7 total)**
		Installation of a **CEO candidate on Elliott's bankroll**	Installation of a **CEO candidate on Elliott's bankroll**
		Removal of Arconic's Chairman and **CEO**	**Removal** of Arconic's Chairman and **CEO**
	All 3 **Elliott nominated directors must transition to the Arconic Board**	All 3 **Elliott nominated directors must transition to the Arconic Board**	All 3 **Elliott nominated directors must transition to the Arconic Board**
	Appointment of 3 directors to the Alcoa Inc. Board	**Appointment of 3 directors** to the Alcoa Inc. Board	**Appointment of 3 directors** to the Alcoa Inc. Board
Influence over **structure of the separation**	Influence over **structure of the separation**	Influence over **structure of the separation**	Influence over **structure of the separation**

Time

Elliott inappropriately seeks undue, excessive and creeping influence over Arconic

ARCONIC

10

Shareholders Should Vote on the White Card White Card vs. Blue Card If you want… A strategic plan focused on creating sustainable shareholder value ? White Card Aerospace and defense expertise on the Board from the highest levels of industry and government ? White Card Five new directors with the expertise to help Arconic drive responsible changes ? White Card Public company boards to be responsive to all shareholders and not be controlled by a single shareholder ? White Card Continued board service of the Interim CEO ? White Card But if you prefer… Encouraging disreputable tactics and personal attacks as a means for hedge funds to generate profits ? Blue Card One investor to claim the right to control selection of directors, CEO search process, operational oversight and Board processes ? Blue Card A misguided “plan” unencumbered by the facts ? Blue Card 11

Arconic is a Leading Provider of Advanced, Multi-Material Solutions

Arconic overview

Arconic Operates a World Class Portfolio	▪ Arconic is a **global leader** in **lightweight metals** and engineering **focused on attractive markets** – **64% of revenue** generated from growing **aerospace & transportation** markets[1] ▪ **Best-in-class technology and product portfolio** – **~80% of revenue** from **#1 or #2 market positions**[2] ▪ **Major supplier** to **industry leaders** including Boeing, Airbus, Embraer, Bombardier, GE, UTC/Pratt & Whitney, Rolls-Royce, Ford, PACCAR, Daimler, Nissan, Chrysler and GM
Delivered Strong Results in 1Q 2017	▪ **Revenue up 4.5% year-over-year** (YoY) driven by **volume gains in all segments** – Revenues up 8% YoY excl. Tennessee Packaging ▪ Arconic **EBITDA up 8%**[3] YoY (**11% excl. special items**) ▪ **Strong net cost savings** of 1.9% of revenue
Focused on Driving Shareholder Value	▪ **Alcoa Inc.'s** TSR **outperformed the relevant industry benchmarks** in recent periods ▪ **Arconic** stand-alone shareholder returns **have significantly outperformed its benchmark** indices since separation ▪ Arconic is **focused on creating long-term sustainable value** through capital efficiency, innovation and partnering with customers to drive growth and margin expansion

Source: Arconic

1) *Calculated based on 2016 third party revenue of $12.4B by end-market, excluding discontinued operations.*
2) *Refers to 2016 revenue.*
3) *Net income attributable to Arconic: $322M in 1Q 2017 and $16M in 1Q 2016.*

See Appendix for Reconciliations.

ARCONIC

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Customers Endorse Arconic’s Strategic Direction Endorsements from valued Arconic customers “…we need our top-tier suppliers operating as true business and industry partners… [Arconic has] improved our business relationship by focusing in the right areas, increasing our collective competitiveness and delivering innovation and greater value to the customers we serve together in global markets.” — Dennis Muilenburg, Chairman, President & CEO, The Boeing Company, March 2017 “Investments in technology and rate readiness are more important than ever within the supply chains of our growing aviation industry. GE supports…the Arconic commitment to those priorities and the long-term future of our industry.” — David Joyce, GE Vice Chair and GE Aviation President & CEO, February 2017 “For us to succeed, supply chain advancements in metallurgy and advanced manufacturing are fundamental… Arconic has built up significant materials science, precision manufacturing, and additive manufacturing expertise…and has become a key partner to Airbus for new technologies.” — Tom Enders, Chief Executive Officer, Airbus Group, March 2017 “UTC supports…Arconic management as they remain focused on the investments that will secure sustainable, long-term growth for UTC, for Arconic, and for our entire industry.” — Gregory Hayes, Chairman, President & CEO, United Technologies Corp., March 2017 13

TSR Has Outperformed Industry Benchmarks in Recent Periods

Recent Total Shareholder Return (TSR)

Arconic Total Shareholder Return

Since Separation from Alcoa Corp.
Nov 1, 2016 → Apr 28, 2017[1]


46%
17%
20%
ARCONIC
S&P 500 Industrials Index(2)
S&P 500 A&D Index(3)

Alcoa Inc. Package Value vs. Industry Benchmarks

Alcoa Inc. package value absolute TSR versus industry benchmarks
As of Apr 28, 2017[1]


Last 5 Years
Last 3 Years
Last 1 Year
Alcoa Inc. Package Value(4)
40%
0%
17%
S&P 500 Metals & Mining Index(5)
(26)%
(19)%
4%
S&P Metals & Mining Index(6)
(34)%
(25)%
25%

Sources: Arconic, Arconic analysis of Capitol IQ data (as of Apr 28, 2017) 1) Calculated based on closing prices. 2) Index comprises those companies included in the S&P 500 that are classified as members of the GICS industrials sector. Comprised of 67 constituents as of Apr 28, 2017, including Arconic Inc. 3) Index comprises those companies included in the S&P 500 that are classified as members of the GICS aerospace and defense sector. Comprised of 11 constituents as of Apr 28, 2017, including Arconic Inc. 4) Package value to Alcoa Inc. shareholders includes Alcoa Inc. total shareholder return through Oct 31, 2016. From Nov 1, 2016 through Apr 28, 2017, package value to the Alcoa Inc. shareholder is calculated based on the performance of 1 share of Arconic and 1/3 share of Alcoa Corp. On Nov 1, 2016, as a result of the separation, every shareholder of Alcoa Inc. received 1 share of Arconic and 1/3 share of Alcoa Corp. for every 1 share of Alcoa Inc.; the package value calculates the total value to the former Alcoa Inc. shareholder over the specified time period. 5) Index comprises those companies included in the S&P 500 that are classified as members of the GICS metals and mining sector. Comprised of 3 constituents as of Apr 28, 2017, not including Arconic Inc. or Alcoa Corp. Alcoa Inc. was included in the index until the separation on Oct 31, 2016. Both Alcoa Corp. and Arconic Inc. were included in the index on Nov 1, 2016, but both were removed on Nov 2, 2016. 6) Index comprises stocks in the S&P Total Market Index that are classified in the GICS metals and mining sector. Comprised of 27 constituents as of Apr 28, 2017, including Alcoa Corp. but not including Arconic Inc. Alcoa Inc. was included in the index until Oct 31, 2016. Both Alcoa Corp. and Arconic were included in the index starting on Nov 1, 2016. Arconic was removed on Dec 16, 2016. As of Apr 28, 2017, Alcoa Corp. continued to be a constituent of the index.

ARCONIC
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Section 2 Action-Oriented Board Focused on Value Creation and Strong Governance

Balanced, Action-Oriented Board and Focused on Good Governance Strengths of Arconic’s Board ? Arconic’s Board has been purpose-built with the right mix of tenures and skills —Purposeful blend of aerospace, operating, financial, international and other complementary skill sets and perspectives —Seven current directors have been added since February 2016; two additional new directors have been nominated —Only three directors have served longer than 27 months ? Board has been willing to take action when appropriate and necessary, and is not wedded to the past —Strategic actions: Oversaw the highly complex separation of Alcoa Inc. that created value at both post-split companies —Change in leadership: Acted decisively and appropriately when faced with new developments —Adjust composition: Added three Elliott-nominated directors in February 2016, and recruited six new independent directors and nominees since November 2016 to add key skill sets to match newly focused business —Shareholder focus: Waived Oak Hill voting agreement in the context of the proxy contest to facilitate the fullest participation by shareholders at the 2017 Annual Meeting ? Board has supported good governance —Refuses to hand Elliott undue influence over operations or selection of Arconic’s future CEO —Adopted proxy access; proposal to eliminate supermajority voting requirement; proposal to eliminate classified board; commitment to pursue reincorporation in Delaware if governance proposals do not pass 16

Arconic’s Board Combines Institutional Knowledge with New Perspectives Arconic’s Proposed Board Up for election Experience (Previous Alcoa Inc.) Elliott Input (Feb-16) New Perspectives (Added Since Nov-16) Patricia F. Russo David P. Hess Sean O. Mahoney Amy E. Alving Interim Chair of the Board Interim Arconic CEO Former CEO, Alcatel-Lucent Former Partner, Former SVP Former President, Goldman, Sachs & Co. & CTO, SAIC Pratt & Whitney Arthur D. Collins, Jr. Former Chairman and CEO, Medtronic John C. Plant Julie G. Richardson Rajiv L. Gupta Former Partner, Former Chairman Former Chairman, President, Providence and CEO, & CEO, TRW Automotive E. Stanley O’Neal Equity Partners Rohm & Haas Former Chairman and CEO, Merrill Lynch & Co. New Perspectives (Nominees) Ulrich R. Schmidt Janet C. Wolfenbarger James F. Albaugh L. Rafael Reif Former EVP and CFO, Retired Four-Star Former President President, MIT Spirit Aerosystems General, and CEO, Boeing U.S. Air Force Commercial Airplanes ? Board has recently been substantially reconstituted and is one of the shortest tenured boards in the S&P 500 ? Board is independent and focused on shareholder interests ? Board has thoughtfully studied the company’s strategic direction and input from Elliott, other shareholders, customers, employees and advisors ? Board is unanimously supportive of Arconic’s current strategy Nine of the proposed thirteen directors will have been added in the last 16 months 17

Board’s Four Longer-Serving Directors Have Been Change Agents Track record of Board action World Class Independent Directors Action-Oriented Board 9 Patricia F. Russo – Arconic Interim Chair of the Board ? Supported significant business and capital structure change Former CEO, Alcatel-Lucent through the financial crisis Active Board Seats: ? Recapitalized balance sheet ? General Motors ? KKR Management ? Closed or sold 25 plants, disposed low margin businesses ? HPE (Chairman) ? Merck & Co., Inc. ? Acquired two major aerospace component suppliers ? Modified strategy to create two value engines 7 Arthur D. Collins, Jr. Upstream: Strengthened business with low-cost, world-class Former Chairman and CEO, Medtronic ? assets less impacted by commodity cycles Active Board Seats: ? Downstream: Built a leading multi-materials supplier focused on ? Boeing Company ? U.S. Bancorp high growth markets ? Separated Alcoa Corp. and Arconic after extensive multi-year study 9 E. Stanley O’Neal ? Consistent record of strong corporate governance Former Chairman and CEO, Merrill Lynch & Co. Active Board Seats: ? Made several attempts to improve legacy governance but could not garner sufficient shareholder support ? Platform Specialty Products Corp. ? Ensured Alcoa Corp. had state-of-the-art governance at split 2 ? Proposing significant governance enhancements at the first L. Rafael Reif Arconic annual meeting President, Massachusetts Institute of Technology The Board has proactively and thoughtfully enacted key Active Board Seats: ? Schlumberger strategic decisions that have driven shareholder value [Graphic Appears Here] Years of service on Alcoa Inc. and Arconic Board of Directors 18

Board Has Already Appointed Directors Nominated by Elliott in February 2016 New Directors added at Elliott’s suggestion Directors Previously Added at Elliott’s Suggestion Fully Integrated and Contributing ? Incumbent Board accepted Elliott’s input and added three Elliott Sean O. Mahoney proposed directors in February 2016 Former Partner, Goldman, Sachs & Co. Active Board Seats: ? Directors have been intensively involved in meeting with Delphi Automotive shareholders and evaluating Elliott’s criticisms ? ? Cooper-Standard Holdings ? Directors support the strategic direction of Arconic ? Directors have been fully integrated and chair critical Board Committees John C. Plant Former Chairman, President, and CEO, TRW Automotive ? These directors, along with the other Arconic directors, had a strong Active Board Seats: voice in recent changes: ? Masco Corporation ? Established new Board Finance Committee to add further rigor ? Jabil Circuit Corporation to capital allocation and capital markets decisions ? Modified executive compensation plans to emphasize RONA, in response to shareholder input Ulrich R. Schmidt Recruited additional ? new Board members to round out the Former EVP and CFO, Spirit Aerosystems expertise of the Board Selected Prior Board Seats: Castparts Corporation ? Support governance reforms that the Board is proposing at the ? Precision 2017 annual meeting 19

Board Additions Include Directors with Relevant Experiences and Perspectives New Directors added since November 2016 / Current Director Nominees Recent Board Additions and Nominees Necessary Expertise and Fresh Perspective Added David P. Hess – Arconic Interim CEO ? Thorough and independent search led to addition or nomination Selected Prior Experience: of six directors since November 2016, including professionals ? President, Pratt & Whitney; EVP and CCO, United Technologies with deep knowledge of our customers Amy E. Alving – Former SVP and CTO, SAIC ? Nationally recognized search firm evaluated incremental expertise Active Board Seats: and skills that would be useful to the Arconic Board: ? Fannie Mae ? DXC Technology ? Aerospace manufacturing Julie G. Richardson – Former Partner, Providence Equity Partners ? Defense procurement process Active Board Seats: (1) ? Innovation and technology development ? VEREIT, Inc. ? The Hartford Financial Services Group ? UBS ? Cyber-security Rajiv L. Gupta – Former Chairman and CEO, Rohm & Haas Active Board Seats: ? Customer-centric execution ? Delphi Automotive ? HP Inc. ? Vanguard Group ? Global manufacturing Nominees Janet C. Wolfenbarger – Retired Four-Star General, Air Force Active / Prior Board Seats: ? Capital markets and capital structure ? AECOM ? Precision Castparts (nominated)(2) ? These new directors bring decades of board and senior executive leadership experience to Arconic James F. Albaugh – Former CEO, Boeing Commercial Airplanes Active / Prior Board Seats: ? These directors are new and objective; their goal is to serve the New ? American Airlines ? Harris Corporation ? B/E Aerospace (prior) interests of all shareholders 1) Effective May 4, 2017. 2) General Wolfenbarger was nominated as a director of Precision Castparts Corp. (“PCC”) in July 2015 but withdrew her candidacy due to the announcement of PCC’s acquisition by Berkshire Hathaway 20 Inc. in August 2015.

Arconic’s Board Has Enabled Full Participation by All Shareholders Overview of the Board’s focus on shareholder democracy ? Arconic’s Board has welcomed the engagement and participation by all shareholders —Directors have met with dozens of institutional investors to hear their views and get feedback —The Board has repeatedly sought to improve shareholder democracy through declassifying the Board, but has been unable to garner sufficient votes —Arconic is committed to pursuing reincorporation in Delaware to remove legacy governance provisions if this year’s vote is insufficient to amend Articles ? Arconic’s Board waived the Oak Hill agreement to ensure full participation of shareholders —The original voting agreement was not made in the context of a contested election —The Board recognized importance of this election and wanted to ensure Oak Hill, and all other shareholders, were empowered to make their own decisions ? The Arconic Board has refused to cede excessive control to a single shareholder —Arconic’s Board believes that one shareholder should not dictate governance or hand pick a majority of the Board —The Board rejected Elliott’s over-reaching to ensure interests of all shareholders are represented by the Board —The Board has nominated a full slate so shareholders have the benefit of their voting rights, with a full choice, even though it necessitated a small delay in the meeting date Elliott’s latest attack theme — “subversion of shareholder democracy” — is ironically being deployed in an effort to enable one 13.2% shareholder to shape a majority of the Board. If successful, Elliott will have nominated seven of Arconic’s 13 directors 21

Arconic’s Board Values Strong Corporate Governance Focus and values of our Board Key Board and Governance Information 12 Number of Independent Directors (includes nominees; excludes the Interim CEO) 63 Average Age of Directors(1) 19 Full Board Meetings Held in 2015 and 2016 < 3 Average Tenure of Independent Directors (in years)(1)(2) 8 Directors Added in the Last Three Years (includes the Interim CEO)(1) 93% Average Board Attendance in 2016 ? Ongoing Efforts to Declassify Board Structure(2) ? Adopted Proxy Access Bylaw ? Majority Voting for Directors ? Ongoing Efforts to Eliminate Supermajority Voting Requirements(3) ? Independent Chair of the Board (separate from CEO) ? Regular Executive Sessions of Independent Directors ? Director Stock Ownership Guidelines Governance Background and Actions ? Arconic is a Pennsylvania corporation and is impacted by legacy governance requirements ? Board has attempted to modernize governance, but has not been able to garner sufficient shareholder support ? Board ensured Alcoa Corp. was spun with state-of-the-art governance ? Board committed to submitting a proposal to reincorporate in Delaware if this year’s governance proposals do not pass, which will enable a new charter with state-of-the-art governance, including annual election of directors Source: Arconic 1) Figure represents Arconic’s current board. 22 2) The Company is seeking shareholder approval at the 2017 annual meeting to declassify its Board of Directors. 3) The Company is seeking shareholder approval at the 2017 annual meeting to eliminate supermajority voting requirements.

The Board Is Focused on Selecting a New CEO and the Process is Underway Update on CEO search process Special committee of the Board has been formed to lead the CEO search process, comprised of: Patricia F. Russo (Interim Chair of the Board) Arthur D. Collins, Jr. Sean O. Mahoney (Elliott nominee in February 2016) John C. Plant (Elliott nominee in February 2016) Committee will interview and hire a nationally recognized recruitment firm to facilitate the search process Global search for best CEO candidate to commence as soon as possible CEO search committee has been formed and is comprised of long-standing directors and prior Elliott nominees; the Board understands what Arconic needs in its next CEO and the search process is underway 23

Elliott’s Governance Claims Are False and Misleading Elliott’s Myth vs. the Reality The Myth The Reality ? The postponement itself is very minor – less than 10 days ? Former CEO is not being nominated, creating an open space on our slate Postponement of the annual meeting was 1 effort to entrench the Board ? Elliott reneged, twice, on settlement agreements that delayed our solicitation efforts for nearly two weeks and then rejected additional offer to add two Elliott nominees to the Board ? The Board believes shareholders should have a choice of two full slates and time to consider them ? Robust succession planning by the Board allowed it to stand up two full management teams when The Board failed to have a proper Alcoa Inc. was separated into Arconic and Alcoa Corp. 2 succession plan ? The Board believes David Hess was the best choice for the interim position ? The Board is focused on ensuring a smooth leadership transition ? Term was one provision in a settlement of a $20 million working-capital-adjustment dispute; no Arconic’s former management “traded additional value was given by Arconic for the voting commitment ? Oak Hill could terminate the agreement at any time by selling its shares (~2%) 3 valuable legal claims for two year voting ? The Board waived the voting commitment to enable full participation in this contested election agreement” ? Every shareholder will vote as they please at the 2017 Annual Meeting ? Elliott agreed to a similar voting commitment as part of a settlement with Alcoa Inc. in 2016 ? The 1993 Grantor Trust has been in place for more than two decades ? The trust protects retired employees and did not clearly provide Arconic the right to make the Company “threatened shareholders with amendments suggested by Elliott 4 a $500 million ‘poison put’ liability” is created; liabilities have been fully disclosed and reflected on balance sheet ? No new liability ? Court recently found “no evidence” of “chilling the votes of any of the shareholders” 24

Elliott’s Assessment of the Arconic Board is Flawed Arconic’s response to Elliott’s claims about the Board Elliott Claim Facts Conclusion ? Executed massive changes, including transformation of business and spin of Alcoa Corp. Board has been Slow Arconic’s Directors Acted to Act and Resistant to ? Board was substantially refreshed to include new perspectives Proactively and Thoughtfully Change In Driving Change ? Board acted swiftly upon learning Klaus Kleinfeld exercised poor judgment ? Arconic’s Board members are leaders from world-class organizations with proven records of Arconic’s Board is Comprised Directors have Poor success of Highly Experienced Track Records ? Arconic Board members and nominees have significant public company board experience Executives ? Arconic is a Pennsylvania corporation and is impacted by legacy governance requirements ? Board has made several attempts to improve governance, but was unable to garner sufficient Board Values Strong Slow to Change shareholder support Corporate Governance and Governance Provisions ? Board ensured Alcoa Corp. was spun with state-of-the-art governance has Taken Proactive Actions to Modernize Governance ? Arconic is committed to submitting a proposal to reincorporate in Delaware if 2017 governance proposals do not pass 25

Section 3 Shareholders Should Support The Board’s Slate of Aerospace Industry Experts

Shareholders Should Vote on the Board’s White Proxy Card Key facts for shareholders ? We believe that the Board’s White Card and slate are best for shareholders who seek value creation and sound governance —Arconic has nominated five individuals for its Board of Directors who bring fresh perspectives and unique perspectives that are critical to our overall Board composition —Our nominees have extensive public company Board experience —Our nominees recognize they have responsibilities to all shareholders and will not allow any one investor to have undue influence ? A vote on Elliott’s Blue Card is tantamount to an endorsement of Elliott’s conduct, practices and principles in this fight —A “win-at-any-cost” mentality and disingenuous personal attack that was designed to humiliate and destroy Arconic’s former CEO —Desire by minority shareholder to unilaterally shape a majority of the Board, and dictate terms and conditions for the Board’s oversight of operations and CEO search ? Voting on Elliott’s Blue Card is an endorsement of Elliott’s short-term strategy for the Company —The Board unanimously believes Elliott’s analysis is flawed and its simplistic strategy threatens long-term value —Arconic’s innovation culture, value-added products and strong customer relationships are key to sustaining long-term shareholder value 27

White Proxy Card Reflects a Superior Slate Committed to All Shareholders

Nominees' skills and experience

Arconic's Nominees

Name	Unique Contribution	Investors Would Forgo Critical Board Skills If Not Elected?
 D. Hess	• Arconic Interim CEO • Strong customers relationships • Former executive at world-class aeronautics manufacturer	YES
 A. Alving	• Ph.D in Mechanical & Aerospace Engineering • Multi-sector technology leader • Cyber-security expert	YES
 J. Wolfenbarger	• In depth knowledge of the defense sector and aerospace technology • Deep experience in aerospace procurement	YES
 J. Albaugh	• Senior leadership at one of Arconic's largest customers • Extensive commercial aerospace and defense expertise	YES
 U. Schmidt	• Extensive aerospace experience • Former Board member at PCC • Corporate finance experience	Elliott not contesting

Elliott's Nominees

Name	Purported Skills & Experience	Adds New Board Skills?	Skills Already Represented by the Board/Nominees?
 C. Ayers	• Specialty materials • Former executive at PCC	NO	Gupta, Reif, Schmidt
 B. Kessler	• Aerospace & engineering • Operating experience	NO	Albaugh, Alving, Collins, Gupta, Hess, O'Neal, Russo, Schmidt
 P. Merrin	• International business • Commodities / metals & mining	NO	Albaugh, Collins, Gupta, Hess, O'Neal, Plant, Reif, Russo, Richardson, Schmidt, Wolfenbarger
 E. Doty	• Aerospace & defense • Private equity background	NO	Albaugh, Alving, Collins, Gupta, Hess, Richardson, Schmidt, Wolfenbarger

White Proxy Card includes four candidates recruited since November 2016 (including the Interim CEO)

Sources: Arconic, Elliott

ARCONIC

28

Arconic Nominee: Hess Provides Critical Operating and Industry Experience

David Hess's experience and track record

David Hess's Unique Qualifications:

- Proven leader in the aerospace industry, with 38 years of industry experience
- Known for extensive and credible customer relationships across the industry
- Served as a director for Cytec Industries (+55% TSR[1]) & RTI International Metals (+23% TSR[2])



David Hess, Director & Interim CEO

Public Company Director Experience:

CYTEC

RTI International Metals, Inc.

GKN AEROSPACE[3]

Education:

- MIT – M.S. Management, MIT Sloan Fellow
- RPI – M.S. Electrical Engineering
- Hamilton College – B.A. Physics

Experience:

- 38 year career at UTC, having served as UTC Executive Vice President and Chief Customer Officer of Aerospace
- President of Pratt and Whitney
- President of Hamilton Sundstrand, part of UTC, among other senior roles
  - Responsible for Air Management, Power, and Electric Systems divisions as well as HS Nauka (Russia) and Nord Micro (Germany)

Other Relevant Affiliations:

- Chairman of Board of Governors Executive Committee, Aerospace Industries Association
- Manufacturers Alliance for Productivity and Innovation (MAPI) Trustee

Sources: Public Sources, CapitalIQ. TSR calculated using closing prices

1) *Total shareholder return calculated from Apr 22, 2014 through Dec 8, 2015.*
2) *Total shareholder return calculated from Oct 30, 2014 through Jul 22, 2015.*
3) *Recently joined the Board of Directors for GKN Aerospace Transparency Systems, Inc., an operating subsidiary of GKN plc.*

ARCONIC

29

Arconic Nominee: Alving Provides Critical Technology and Defense Experience Amy Alving’s experience and track record Amy Alving, Independent Director Amy Alving’s Public Company Director Experience: Education: Unique Qualifications: • Princeton – Ph.D in Mechanical & Aerospace Engineering ? In depth technology, • Stanford – B.E. in Mechanical defense, and Engineering engineering expertise Experience: ? Ph.D in Mechanical & ? CTO & SVP at Leidos Holdings (formerly SAIC) Aerospace ? Director of the Special Projects Office at DARPA Engineering—Responsible for strategic planning, operations, finances, security, and program development / execution ? White Commerce House Fellow of the Department of Commerce, Senior Technical Advisor to the Deputy Secretary of ? Successful public company Board track ? Associate Professor of Aerospace Engineering and Mechanics at the University of Minnesota record Other Relevant Affiliations: ? +240%(1) TSR at Pall ? Member of the Defense Science Board Corporation prior to ? Previously, Member of the Army Science Board and Naval Research Advisory Committee acquisition by ? Council on Foreign Relations Danaher [Graphic Appears Here] Sources: Public Sources, CapitalIQ, TSR calculated using closing prices 1) Total shareholder return calculated from Apr 23, 2010 through Aug 28, 2015. 30

Arconic Nominee: Wolfenbarger Has Critical Defense Procurement Experience

Janet Wolfenbarger's experience and track record

Janet Wolfenbarger's Unique Qualifications:

- In depth defense knowledge; 35-year veteran of the U.S. Air Force
- Former lead procurement officer for U.S. Air Force, a major Arconic customer
- Independent director of AECOM since August 2015



Janet C. Wolfenbarger, Independent Director Nominee

Public Company Director Experience:

AECOM

PCC (nominated)[1]

Education:

- Industrial College of the Armed Forces, National Defense University – M.S. in National Resource Strategy
- MIT – M.S. in Aeronautics and Astronautics
- U.S. Air Force Academy – B.S. in Engineering Sciences

Experience:

- Served as a 35-year veteran of the Air Force and was the Air Force's first female four-star general
- Commanded the Air Force Materiel Command (AFMC) at Wright-Patterson Air Force Base in Ohio
  - Responsible for procurement, science and technology, test and evaluation, logistics and supply chain for the U.S. Air Force
  - Oversaw a $60 billion annual budget, including oversight of purchasing, and managed an organization of 80,000 people
- Served as the military deputy to the Assistant Secretary of the Air Force for Acquisition
- Served as the Services Director of the Acquisition Center of Excellence at the Pentagon

Other Relevant Affiliations:

- Chair of the Defense Advisory Committee on Women in the Services
- Nominated as a director of Precision Castparts Corp. ("PCC") in July 2015 but withdrew her candidacy due to the announcement of PCC's acquisition by Berkshire Hathaway Inc. in August 2015

Sources: Public Sources

1) Nominated as a director of Precision Castparts Corp. ("PCC") in July 2015 but withdrew her candidacy due to the announcement of PCC's acquisition by Berkshire Hathaway Inc. in August 2015.

ARCONIC

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Arconic Nominee: Albaugh Has Critical Commercial Aerospace Experience James Albaugh’s experience and track record James F. Albaugh, Independent Director Nominee James Albaugh’s Public Company Director Experience: Education: Unique Qualifications: • Columbia University – M.S. in Civil Engineering ? Internationally • Willamette University – B.S. in recognized commercial Mathematics and Physics aerospace executive Experience: Former President and? Former Boeing executive and member of the Executive Council from 1998 through retirement in 2012 ? CEO, Boeing—President and CEO of Boeing’s Commercial Airplanes business unit from September 2009 through October 2012 Commercial Airplanes —President and CEO of Boeing’s Integrated Defense Systems business unit from July 2002 to September 2009 —Communications and President of Space Held various other executive positions prior Transportation to July 2002, including President and Chief Executive of Space and -Member of Boeing’s ? Prior to Boeing, served as President of Rocketdyne Propulsion & Power, part of the Rockwell aerospace and defense Executive Council business acquired by Boeing in 1996, having joined the company in 1975 as an engineer (1998-2012) ? Served as a Senior Advisor to The Blackstone Group from December 2012 to July 2016 ? Currently, independent Other Relevant Affiliations: director of American Chairman of the National Aeronautic Association ? Airlines and Harris National Academy of Engineering ? Elected member of the Corporation ? Past President of the American Institute of Aeronautics and Astronautics ? Past Chairman of the Aerospace Industries Association Sources: Public Sources 32

Arconic Nominee: Schmidt Brings Extensive Aerospace Experience Ulrich R. Schmidt’s experience and track record Ulrich R. Schmidt, Independent Director Ulrich Schmidt’s Public Company Director Experience: Education: Unique Qualifications: • Michigan State – M.B.A. in Finance • Michigan State – B.A. in Business ? Extensive executive Administration and business experience at the Experience: Board and CFO level ? CFO & EVP of Spirit Aerosystems ? Deep knowledge of the aerospace industry ? CFO, EVP, and SVP of B.F. Goodrich —Served as CFO of Goodrich Corporation from 2000 to 2005 ? Served as chairman of—Served as Vice President, Finance and Business Development, Goodrich Aerospace, from 1994 to 2000 Precision Castparts Audit Committee ? Senior roles at Argo-Tech, Invesys, and Everest & Jennings International ? While a director at Precision Castparts, Relevant Considerations: TSR increased by ? Originally nominated by Elliott and joined the Board in February 2016 +153%(1) Sources: Public Sources, CapitalIQ, TSR calculated using closing prices 1) Total shareholder return calculated from Feb 15, 2007 through Jan 29, 2016. [Graphic Appears Here]

33

Arconic’s Stated Strategy is the Best Path to Creating Shareholder Value Key differences between Arconic’s strategy and Elliott’s proposed plan Arconic’s Strategy to Maximize Value Elliott’s Outline of an Operational Plan ? Focus on long-term profitable growth in attractive markets ? Focus on short-term profitability by sacrificing Arconic’s ? Deliver value to customers through unique technology and technological advantage and long-term growth outlook material science; making customers win ? Pursue margin parity with perceived peers by adopting an unfit ? Continuous investment in innovation for new products and cost cutting model and price gouging customers Strategy and better processes ? Increase asset utilization (“fill the mill”) by commoditizing Approach ? Disciplined focus on cost efficiencies in the businesses as well Arconic’s asset base and seeking share in lower margin end-as in corporate functions markets, thereby rewinding 8 years of successful transformation ? Increased capital efficiency with a focus on short- and ? Narrow investing strategy into existing EPS business long-term returns, overseen by new Board Finance Committee ? Decentralize oversight and operational decision making ? Maintain a high performance team ? Maximize shareholder value for many years to come ? Potential short-term profit increase at expense of significant earnings potential over medium- and long-term ? Increase customer intimacy, higher market share, price for value, margin expansion and profitable growth ? Chasing near-term margin parity with companies that are not, in fact, peers, would risk losing the innovation edge and alienate ? Increase lead vs. competition Implications customers, both of which are critical to future profitable growth ? Cost competitive offerings ?? Increasing volume by lowering profitability would steer Arconic Lower capital needs and balanced returns toward unattractive end-markets and products ? Highly motivated employees and talent attraction ? Driving decentralization further would lead to a loss of oversight Arconic’s plan pulls key levers Elliott’s “plan” is short sighted to deliver sustained value creation and will damage Arconic Sources: Elliott, Arconic 34

Arconic's Strategic Plan is Carefully Designed to Maximize Shareholder Value

Arconic's key value drivers and financial targets

Strong 1Q 2017 results highlight strategy is delivering results

Key Arconic Value Drivers

1. Focus on distinct and growing end-markets
2. Innovate to generate new revenue streams
3. Partner with customers to drive share gains
4. Build on success of delivering net cost savings
5. Allocate capital in a disciplined, rigorous manner

Arconic Financial Targets

Revenue ($B)



CAGR(4)
7%-8%
$12.4
$11.8 – 12.4(3)
2016
2017(1)
2019(2)

EBITDA (%) excl. separation costs



~17%
13.7%
15%
2016
2017(1)
2019(2)

Return on Net Assets (%)(5)



~11-12%
7.1%
9%
2016
2017(1)
2019(2)

Free Cash Flow ($M)(6)



~$700
$350+
$(255)(7)
2016
2017(1)
2019(2)

Strategy is focused on creating long-term sustainable value through capital efficiency, innovation and partnering with customers to drive growth and margin expansion

Source: Arconic
1) 2017 assumptions: LME cash $1,650/MT, 1.00 EUR = 1.11 USD, 1.00 GBP = 1.31 USD.
2) 2019 assumptions: LME cash $1,750/MT, 1.00 EUR = 1.11 USD, 1.00 GBP = 1.31 USD.
3) Tennessee Packaging revenue in 2016 = $552M, due to ramp down of this business 2017 = ~$150M.
4) Compounded Annual Growth Rate from year end 2017 to year end 2019.
See Appendix for Reconciliations.
5) RONA (Return on Net Assets) defined as adjusted net income divided by working capital and net PP&E. Adjusted for special items.
6) Free Cash Flow is equal to Cash from Operations less capex.
7) Free Cash Flow including both Continuing and Discontinued Operations.

ARCONIC

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Leading Industry Analysts Agree Arconic’s Strategic Plan is Ambitious Recent research analyst commentary “ARNC’s standalone margin targets are a challenging bar, so we are not convinced that there is upside to the “undisturbed” plan” — Cowen Research, Mar 29, 2017 “Our base case estimates under new management are still below Elliott’s targets and more or less in line with the board’s targets” — JP Morgan, Apr 18, 2017 Elliott’s targets are not credible Source: Wall Street Research 36

Blue Card: A Vote in Support of Elliott’s Disreputable Activism Tactics Reasons not to support the Blue Card ? Shareholders have an absolute right to disagree on strategy, capital structure, leadership strengths and Board composition ? But in this contest, Elliott has engaged in aggressive ad hominem personal attacks —Aggressive private investigators calling upon dozens of personal and professional contacts —Publication of known falsehoods designed to damage reputations —Cartoons depicting executive leaders as criminals and bank robbers —Unsubstantiated claims that leaders suffer from psychological disorders ? After attempts to destroy Mr. Kleinfeld’s reputation, Elliott has immediately taken aim at new targets ? These tactics are unbecoming and unfit for making stewardship and governance decisions Elliott has pursued a “win-at-any-cost” approach and has turned activism into a blood sport 37

Blue Card: A Vote to Give Undue Influence to One Investor Reasons not to support the Blue Card As a 13.2% owner, Elliott has the unquestioned right to provide input to the Board and to have its opinions heard and respected Elliott primarily sought a CEO change at Arconic; the old CEO is now gone, yet Elliott persists in wanting more Fundamentally, Elliott seeks undue, excessive and creeping influence over the company, its management and Board Elliott already had three of its nominees added to the Board in 2016 Now, Elliott seeks to add four more people resulting in a majority of Arconic’s directors being nominated by Elliott And, ultimately, Elliott wants to choose 70% of the independent directors by having other directors step down Ellliott’s demands in the settlement talks demonstrated its desire to control Arconic Wanted the CEO search committee to consist of a majority of Elliott nominees and to have veto rights over the appointment of a CEO Demanded an “Operations Committee” of the Board, consisting of a majority of its nominees, with a mandate dictated by Elliott to oversee the company Other shareholders have the right to representation as well and to have a Board composed of directors that are independent of excessive influence from just one shareholder Elliott inappropriately seeks undue, excessive and creeping influence over Arconic 38

Section 4 Elliott’s Claims Are Misleading

Elliott Changed Its Views, Published Flawed Analyses and Hid Key Facts

Elliott's actions

Elliott Has Changed its Views

- Elliott **previously praised management** and the Board for value creation and focus on shareholder interest
  - Since then, Alcoa Inc. shareholders have seen a 52%[1] appreciation in the value of their holdings
- Elliott previously stated that Alcoa valuation suffered because a myriad of issues
  - Wrong analyst coverage
  - Wrong shareholder base
  - Correlation to LME prices
  - Poor communication
- **Only recently has Elliott claimed that management is the problem**
  - Even with management change, Elliott remains unsatisfied

Elliott's Analysis is Flawed

- Elliott's **analysis of potential cost opportunities is flawed**
  - Its GRP analysis has had **four material revisions** and still is incorrect
  - EPS is not comparable to PCC in scale and mix; **Elliott's key assumption is wrong**
- Elliott **disingenuously measures TSR**
  - Insists on beginning with the financial crisis, which occurred just months after new CEO took office
  - Has refused to give credit for value created by spin, which was the most important strategic act of CEO and Board
  - Uses inappropriate peer group to measure 8 years of performance
- In calculating performance against original 2016 goals, **Elliott ignores divestitures** and unexpected market and FX moves which are outside of the company's control

Elliott Has Not Been Forthcoming

- Elliott's **disclosure has been slow**, as it failed to initially disclose:
  - Its **four different attempts to correct its flawed analysis** of the GRP cost structure
  - That Elliott's choice for the CEO position is **legally precluded from taking the job** by a binding non-compete
  - That Elliott is **paying its suggested CEO replacement candidate millions** under its indemnity agreement

Elliott has not been accurate or transparent with shareholders

Sources: Elliott, Arconic, Arconic analysis of Capital IQ data (as of Apr 28, 2017)

1) Package value to Alcoa Inc. shareholders includes Alcoa Inc. total shareholder return through Oct 31, 2016. From Nov 1, 2016 through Apr 28, 2017, package value to the Alcoa Inc. shareholder is calculated based on the performance of 1 share of Arconic and 1/3 share of Alcoa Corp. On Nov 1, 2016, as a result of the separation, every shareholder of Alcoa Inc. received 1 share of Arconic and 1/3 share of Alcoa Corp. for every 1 share of Alcoa Inc.; the package value calculates the total value to the former Alcoa Inc. shareholder.

ARCONIC

40

Elliott’s Claims Are Not Substantiated by the Facts Arconic’s response to Elliott’s claims on performance and strategy Elliott Claim Facts Conclusion ? Elliott uses inappropriate time periods and peer set to judge historical TSR ? Alcoa Inc. has generated positive shareholder returns since the financial crisis Shareholder Returns are Poor Total Shareholder Substantial and In Excess of Return—Alcoa Inc. has outperformed industry benchmarks in recent periods Relevant Indices —Arconic/Alcoa Corp. has significantly outperformed since separation ? Historical returns were impacted by legacy (pre-2008) capital commitments in the upstream business combined with History of Low Returns low commodity price environment Significant RONA Improvement on Capital in Arconic Businesses ? Substantial increase in RONA was achieved in the downstream businesses Easy to Narrow Margin ? Precision Castparts Corp. (PCC) and Arconic’s EPS business are structurally very different in scale and business mix, Gap to PCC making Elliott’s comparison misleading Plan Narrows Margin Gap Despite Structural ? In most comparable segments, EPS’ margins are in-line or better than PCC’s No Structural Disadvantages Differences ? EPS is narrowing the margin gap ? Firth Rixson has financially underperformed versus plan Firth Rixson Acquisition was Firth Rixson has Critical to Arconic’s not Performed ? Acquisition enabled Arconic to become a full aerospace engine component supplier; critical factor for separation Transformation and Separation as Expected ? Significant improvement in performance is expected as new aerospace programs continue to ramp-up deliveries from Alcoa Corp. ? All five versions of Elliott’s analysis of GRP’s cost structure are flawed and reveal a limited understanding of GRP’s business GRP’s Cost Structure and GRP’s Cost Structure is ? Based on industry data, GRP’s costs are in-line or better than the weighted average cost of its 10 largest peers in each Margins are In-Line or Better Not Competitive relevant segment than Peers ? In most attractive end markets, GRP’s margins are best-in-class 41

Elliott's Claims Are Not Substantiated by the Facts

Arconic's response to Elliott's claims on performance and strategy

Elliott Claim	Facts	Conclusion
2019 Guidance is Flat vs. Old 2016 Guidance	▪ Revenue guidance comparison is apples to oranges given significant impact on revenue from divestitures in interim period coupled with FX and metal price impacts ▪ During this period, business mix shifted to higher value products driving significant margin improvement and positioning Arconic for strong and profitable growth ▪ Substantial revenue growth and continued margin expansion are core elements of 2019 guidance	**Margin Expansion and Revenue Growth are Core Elements of 2019 Guidance**
Poor Asset Utilization	▪ Asset turns are not a measure of profitability – benchmarking against wide spectrum of companies with different return profiles and in different stages of investment cycles is highly misleading – E.g. Meritor, the highest bar on slide 160 of Elliott's April 11th presentation, is a company with EBITDA margins ~1/3 lower than Arconic ▪ Significant recent investments result in a higher proportion of un-depreciated assets; Elliott provides no acknowledgment of ramp up in major programs and new product lines, which will improve asset turns	**Numerous Factors Result in Limited Relevance of a Relative Asset Return Analysis**
"Fill the Mill" is the Optimal Strategy for GRP	▪ Arconic is not a commodity player – it produces highly differentiated products and operates its facilities to generate full value for volume produced, which ultimately maximizes cash flow generation ▪ Elliott's "fill the mill" strategy is only suitable for commodity rolled products producers with limited pricing power ▪ Elliott's strategy risks commoditizing Arconic's asset base and limiting long-term value potential	**GRP's Focus on High Margin Product Maximizes Cash Flow Generation**
Arconic's Management is Detached from Operations	▪ Each Arconic plant maintains full operational and P&L responsibility ▪ Plants utilize a standardized format to report key daily performance metrics to business unit leaders for weekly performance dialogues ▪ Business unit and group leaders undertake frequent deep dives into critical and underperforming plants by reviewing a host of relevant KPIs ▪ CEO reviews detailed operational performance metrics (at the plant level and business unit level) on daily, weekly and monthly cadences	**Arconic's Management is Highly Engaged in Operations**

Sources: Elliott, Arconic

ARCONIC

42

Elliott’s Claims Are Not Substantiated by the Facts Arconic’s response to Elliott’s claims on culture and governance Elliott Claim Facts Conclusion Excessive Executive ? Most of Alcoa Inc.’s executive changes were due to internal promotions, reassignments or retirements Healthy Executive Continuity Turnover ? Alcoa Inc.’s annual employee turnover rate has been, and remains, lower than most manufacturing companies ? Board has recently been substantially reconstituted; is independent and focused on shareholder interests Highly Engaged and Active Bad Corporate Governance ? Arconic’s Board has taken meaningful governance and oversight actions Board Driving Strong Corporate Governance ? Board is fully engaged and is committed to continuous review and oversight ? Arconic inherited the governance structure of Alcoa Inc., a Pennsylvania corporation ? Arconic evaluated reincorporation in connection with the separation, but determined it was not feasible without Arconic Should Be jeopardizing the timing of the separation Reincorporated in Arconic submit a reincorporation proposal at the 2017 Board is Committed to Annual ? determined not to annual meeting because it would have been Delaware Now to Director Elections and Elimination complicated and potentially caused delay in the midst of a proxy contest Declassify Board and of Supermajority Vote Eliminate Supermajority ? The Board has submitted proposals to shareholders at the 2017 annual meeting to declassify the Board and eliminate Requirements Provisions supermajority vote requirements – Arconic is working hard to obtain approval ? If the proposals are not approved, Arconic intends to pursue reincorporation in Delaware as soon as practical, which would result in annual director elections and no supermajority vote requirements 43

Section 5 Keep Arconic Strong – Vote the White Proxy Card

The Choice is Clear – Vote the White Card to Keep Arconic Strong The Board is a carefully assembled group of experienced executives committed to shareholder interests Arconic is executing on an aggressive plan which is creating significant value The Board has engaged extensively with Elliott, including adding three directors nominated by Elliott in February 2016 and offered to put two additional Elliott directors on the Board in April 2017 Elliott is attempting to gain undue, excessive, and creeping influence over Arconic, including control over operational oversight and selection of Arconic’s future CEO, using misleading and disingenuous tactics Elliott seeks to implement a strategy that is short-term focused and will not maximize long-term value Board’s White Card, which includes the Interim CEO, is the slate that is best for shareholders Vote for Arconic’s nominees on the WHITE card

The Board of Directors Recommends that You Vote on the WHITE Proxy Card as Follows: Additional voting matters and Board recommendations Unanimous Board Recommendation Item 1 Election of Five Director Nominees to Serve for a Three Year Term Expiring in 2020 (or until the 2018 annual ? FOR meeting, if Item 8 is approved, as described in the proxy statement) Each nominee recommended by our Board Item 2 Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public ? FOR Accounting Firm for 2017 Item 3 Advisory Vote to Approve Executive Compensation ? FOR Item 4 Advisory Vote on Frequency of Advisory Vote on Executive Compensation ? FOR Item 5 Amendment of the Articles of Incorporation to eliminate the Supermajority Voting Requirement in the Articles of ? FOR Incorporation regarding Amending Article SEVENTH (Fair Price Protection) Item 6 Amendment of the Articles of Incorporation to eliminate the Supermajority Voting Requirement in the Articles of ? FOR Incorporation regarding Amending Article EIGHTH (Director Elections) Item 7 Amendment of the Articles of Incorporation to eliminate the Supermajority Voting Requirement in the Articles of ? FOR Incorporation relating to the Removal of Directors Item 8 Amendment of the Articles of Incorporation to Eliminate the Classified Board of Directors ? FOR Item 9 Shareholder Proposal ? FOR Note: Please refer to the 2017 Arconic Proxy Statement (Schedule 14A) for more detail. 46

Appendix and Reconciliations

Pat Russo Provides Proven Board Leadership and Oversight Pat Russo’s experience and track record Patricia Russo, Interim Chairman Pat Russo’s Current Public Company Directorships: Education: Unique Qualifications: • General Motors • Harvard Business School – Advanced Inc. Management Program ? Oversaw spin of HPE • Georgetown University – Bachelor’s and subsequent sale degree, Political Science and History of non-core software assets & enterprise Experience: Honors and Recognitions : services business ? CEO of Alcatel Lucent; previously Chairman / CEO of Lucent • Financial Times “Outstanding Director —HPE: +77%(1) TSR prior to merger with Alcatel Award 2016” —Oversaw complex cross-border merger between the two post-spin companies • Named one of Fortune’s “Most Powerful Women” ? Significant public ? Held various senior positions with Lucent and AT&T ? President / COO of Eastman Kodak Company (in 2001) • Named one of Time’s “100 Most company Board Influential People” experience ? Oversaw General Motors as it emerged from bankruptcy Board Experience: ? Proven experience Board ? Lead Director, Schering-Plough (and one of three directors to join Merck post sale) overseeing complex ? Lead Director (past), HP at time of decision to split global manufacturing ? Chairman, HPE at time of two spin outs companies (GM, HP) ? Lead Director (past), General Motors ? Director, Merck Sources: Public Sources, CapitalIQ, TSR calculated using closing prices 48 1) Total shareholder return calculated from Nov 2, 2015 through Apr 28, 2017. Includes equity value received in DXC Technology.

Legacy Directors Have Proven Track Record of Success Key experience and track record of legacy Directors not up for re-election in 2017 Arthur Collins E. Stanley O’Neal L. Rafael Reif Independent Director Independent Director Independent Director 7 Years of Service 9 Years of Service 2 Years of Service Key Experience: Key Experience: Key Experience: ? Medtronic Previously Chairman and CEO at ? 20+ years of as CEO of Merrill finance Lynch experience; served ? International authority on innovative manufacturing technologies material science / advanced ? finance, Served on various Boards’ audit, compensation, governance, & ? Industrial-focused finance expert: —Finance / leadership roles at GM ? Current director at Schlumberger executive committees —Platform Specialty Products Board member ? Current President of MIT; faculty ? Qualifies expert as audit committee financial member for 30+ years ? Audit Committee member Collins’ Unique Qualifications: O’Neal’s Unique Qualifications: Reif’s Unique Qualifications: ? +173%(1) TSR on Boeing Board & ~1,279%(2) TSR on U.S. Bancorp Board ? Brings valuable experience and insight ? Provides technological and scientific into the financial and automotive expertise to Arconic regarding ? Critical customer understanding as a aspects of Arconic’s business digitization, automation, and robotics Board member of Boeing Sources: Public Sources, CapitalIQ, TSR calculated using closing prices 1) Total shareholder return calculated from Feb 28, 2007 through Apr 28, 2017. 49 2) Total shareholder return calculated from Mar 11, 1996 through Apr 28, 2017. [Graphic Appears Here]

New Board Members Bring Fresh Perspectives and Core Skills

Key experience and track record of Directors added since 2016 that are not up for re-election in 2017



Sean Mahoney

Independent Director

<u>Key Experience:</u>

- Former Goldman Sachs partner, bringing 2+ decades of investment banking and capital markets experience
- Extensive public company Board experience

Mahoney's Unique Qualifications:

- Has advised numerous companies on capital allocation, complex transactions, and value-creating strategies



John Plant

Independent Director

<u>Key Experience:</u>

- Proven ability to execute
  - Under his tenure, TRW Automotive was ranked a top 10 global auto supplier
- Extensive public company Board experience

Plant's Unique Qualifications:

- Strong industry track record, exemplified in world-class operations & leadership while Chair / CEO of TRW Automotive



Julie Richardson

Independent Director

<u>Key Experience:</u>

- Accomplished finance career
  - Former Partner at Providence Equity Partners; Former Vice Chairman, Investment Banking at JP Morgan
- Extensive public company Board experience

Richardson's Unique Qualifications:

- Financial expert: nearly 30 years of investment banking, M&A, capital markets, and private equity experience



Rajiv Gupta

Independent Director

<u>Key Experience:</u>

- Governance expert: Vanguard Board; Advisory Board of the Center for Corporate Governance at Drexel University
- Extensive public company Board experience

Gupta's Unique Qualifications:

- Has guided and advised multiple large public companies as they navigated through complex transition periods

Source: Public Sources

ARCONIC

50

Shareholder Returns are Substantial and in Excess of Relevant Indices

Relative TSR over time vs. Alcoa Inc. / Package Value[1] as of Oct 31, 2016 and Apr 28, 2017

Methodology	Assessment: Time Period	Assessment: Comparable	Comparable	1-Year	2-Year	3-Year	4-Year	5-Year	6-Year	7-Year	8-Year	Since CEO[7]	Since Low
Elliott Analysis (Ends Oct 31, 2016)	✗ Ends Prior to Separation Oct 31 ,2016	✗ 2016 "Peers" to Judge Performance Back to 2008	Proxy Peers[3]	(3)%	(46)%	(12)%	(39)%	(92)%	(121)%	(182)%	(207)%	(156)%	(293)%
			Industrial Proxy Peers[3]	(6)%	(54)%	(37)%	(87)%	(136)%	(149)%	(194)%	(234)%	(187)%	(287)%
			Materials Proxy Peers[3]	(2)%	(37)%	(3)%	(23)%	(81)%	(92)%	(174)%	(129)%	(68)%	(354)%
			Aluminum Peers[4]	(13)%	(46)%	(48)%	(19)%	(9)%	8 %	0 %	(76)%	(20)%	66 %
			S&P 500	4 %	(52)%	(22)%	(48)%	(97)%	(126)%	(155)%	(168)%	(150)%	(167)%
Modified Elliott Analysis (Ends Oct 31, 2016)	✗ Ends Prior to Separation Oct 31, 2016	✓ Relevant Comparables – 3rd Party Indices and Benchmark Commodity Price	S&P 500 M&M[5]	(17)%	(20)%	30 %	45 %	32 %	19 %	7 %	(21)%	(12)%	76 %
			S&P M&M[6]	(41)%	(16)%	39 %	56 %	45 %	29 %	18 %	3 %	(7)%	70 %
			LME Cash Price	(11)%	(26)%	11 %	24 %	15 %	3 %	(9)%	6 %	(31)%	63 %
Arconic's Relevant Analysis (Ends Apr 28, 2017)	✓ Includes Shareholder Value From Separation	✓ Relevant Comparables – 3rd Party Indices and Benchmark Commodity Price	S&P 500 M&M[5]	13 %	6 %	20 %	67 %	66 %	27 %	36 %	55 %	(4)%	138 %
			S&P M&M[6]	(8)%	(9)%	25 %	76 %	74 %	38 %	46 %	54 %	(2)%	119 %
			LME Cash Price	1 %	(5)%	(7)%	59 %	47 %	11 %	13 %	28 %	(27)%	119 %

Note: Relative, Rolling TSR Performance over Time[2]

Source: Arconic analysis of Capital IQ data, Bloomberg, Elliott Analysis. Note: Peer performance is based on median across individual company performance.

[1] Package value to Alcoa Inc. shareholders includes Alcoa Inc. total shareholder return through Oct 31, 2016. From Nov 1, 2016 through Apr 28, 2017, package value to the Alcoa Inc. shareholder is calculated based on the performance of 1 share of Arconic and 1/3 share of Alcoa Corp. On Nov 1, 2016, as a result of the separation, every shareholder of Alcoa Inc. received 1 share of Arconic and 1/3 share of Alcoa Corp. for every 1 share of Alcoa Inc.; the package value calculates the total value to the former Alcoa Inc. shareholder over the specified time period.

[2] TSR Trailing as of Oct 31,2016 / Apr 28, 2017; Since CEO is date range May 1, 2008 – Oct 31, 2016 / Apr 28, 2017; Since Low is date range Mar 6, 2009 – Oct 31,2016 / Apr 28, 2017.

[3] Proxy peers is Alcoa Inc.'s 2016 self-selected proxy peers and includes two groups: Industrials peers and Materials Peers, both of which consist of 10 companies each; refer to Alcoa Inc. 2016 schedule 14A page 52 for individual names.

[4] The Company's self-selected Aluminum Company peers consist of: Aluminum Corporation of China Limited, United Company RUSAL, Norsk Hydro ASA, Alumina Limited, National Aluminum Company Limited and Shandong Nanshan Aluminum Co., Ltd.

[5] S&P 500 M&M index comprises those companies included in the S&P 500 that are classified as members of the GICS metals and mining sector. Comprised of 3 constituents as of Apr 28, 2017, not including Arconic Inc. or Alcoa Corp. Alcoa Inc. was included in the index until the separation on Oct 31, 2016. Both Alcoa Corp. and Arconic Inc. were included in the index on Nov 1, 2016, but both were removed on Nov 2, 2016; S&P M&M index comprises stocks in the S&P Total Market Index that are classified in the GICS metals and mining sector. Comprised of 27 constituents as of Apr 28, 2017, including Alcoa Corp. but not including Arconic Inc. Alcoa Inc. was included in the index until Oct 31, 2016. Both Alcoa Corp. and Arconic were included in the index starting on Nov 1, 2016. Arconic was removed on Dec 16, 2016. As of Apr 28, 2017, Alcoa Corp. continued to be a constituent of the index.

[7] Refers to Arconic's former CEO.

ARCONIC 51

Reconciliation of Revenue Excluding Tennessee Packaging

($ in millions)

1Q16

2Q16

3Q16

4Q16

2016

1Q17

Arconic

Sales

–

Arconic

$3,055

$3,234

$3,138

$2,967

$12,394

$3,192

Sales

–

Tennessee Packaging

150

189

176

37

552

54

Arconic Sales excluding Tennessee Packaging

$2,905

$3,045

$2,962

$2,930

$11,842

$3,138

Global Rolled Products Segment (GRP)(1)

Sales

–

Global Rolled Products Segment

$1,184

$1,316

$1,285

$1,079

$4,864

$1,249

Sales

–

Tennessee Packaging

150

189

176

37

552

54

Third party sales excluding Tennessee packaging

$1,034

$1,127

$1,109

$1,042

$4,312

$1,195

Third party sales excluding Tennessee packaging is a non-GAAP financial measure. Management believes that this measure is meaningful to investors as it presents sales on a comparable basis for all periods presented as Arconic ramps down the Tennessee packaging business. Excludes the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which were previously part of the Global Rolled Products segment but became part of Alcoa Corporation effective November 1, 2016. 52

Reconciliation of Arconic Adjusted EBITDA and Adjusted EBITDA Excluding Special Items

($ in millions)	1Q16	2Q16	3Q16	4Q16	2016	1Q17
Net income (loss) attributable to Arconic	$16	$135	$166	$(1,258)	$(941)	$322
Discontinued operations [1]	94	(82)	(100)	(33)	(121)	-
(Loss) income from continuing operations after income taxes and noncontrolling interests	110	53	66	(1,291)	(1,062)	322
Add:						
Provision for income taxes	51	123	56	1,246	1,476	162
Other income, net	(12)	(17)	(11)	(54)	(94)	(354)
Interest expense	121	124	126	128	499	115
Restructuring and other charges	16	14	3	122	155	73
Provision for depreciation and amortization	133	133	136	133	535	133
Arconic adjusted EBITDA	$419	$430	$376	$284	$1,509	$451
Special items:						
Separation costs	18	45	54	76	193	18
Proxy, advisory and governance-related costs	-	-	-	-	-	16
Arconic adjusted EBITDA excluding special items	$437	$475	$430	$360	$1,702	$485
Last twelve months Arconic adjusted EBITDA excluding special items					$1,702	$1,750
Sales	$3,055	$3,234	$3,138	$2,967	$12,394	$3,192
Arconic adjusted EBITDA margin	13.7%	13.3%	12.0%	9.6%	12.2%	14.1%
Arconic adjusted EBITDA margin excluding special items	14.3%	14.7%	13.7%	12.1%	13.7%	15.2%

Arconic's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Additionally Adjusted EBITDA, excluding special items, is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of special items, such as costs associated with the separation of Alcoa Inc. and proxy, advisory and governance-related costs (collectively, "special items"). This measure provides additional information with respect to Arconic's operating performance and the Company's ability to meet its financial obligations excluding the impact of such costs.

[1] On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for all periods presented prior to November 1, 2016.

ARCONIC

53

Reconciliation of Combined Segment Adjusted EBITDA to Consolidated Net Income (Loss) Attributable to Arconic[1]

($ in millions)	1Q16	2Q16	3Q16	4Q16	2016	1Q17
Combined segment adjusted EBITDA	$524	$568	$515	$456	$2,063	$549
Unallocated amounts:						
Impact of LIFO	(12)	(13)	(1)	8	(18)	(19)
Metal price lag	-	6	4	17	27	22
Corporate expense	(76)	(115)	(113)	(150)	(454)	(91)
Depreciation and amortization	(133)	(133)	(136)	(133)	(535)	(133)
Interest expense	(121)	(124)	(126)	(128)	(499)	(115)
Restructuring and other charges	(16)	(14)	(3)	(122)	(155)	(73)
Other income, net[1]	12	17	11	54	94	354
Discontinued operations[2]	(94)	82	100	33	121	-
Income taxes[3]	(51)	(123)	(56)	(1,246)	(1,476)	(162)
Other	(17)	(16)	(29)	(47)	(109)	(10)
Consolidated net income (loss) attributable to Arconic	$16	$135	$166	$(1,258)	$(941)	$322

[1] Other income, net for the quarter ended March 31, 2017 includes a $351 gain on the sale of a portion of Arconic's investment in Alcoa Corporation common stock.

[2] On November 1, 2016, Alcoa Inc. completed its separation into two standalone, publicly-traded companies. Arconic includes the former Alcoa Inc. segments: Engineered Products and Solutions, Transportation and Construction Solutions, and Global Rolled Products, except for the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia which both became part of Alcoa Corporation. The Global Rolled Products segment information has been updated to exclude the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia.

[3] Income taxes for both the quarter ended December 31, 2016 and the year ended December 31, 2016 includes a charge for valuation allowances related to the November 1, 2016 separation ($1,267) and a net charge for the remeasurement of certain deferred tax assets due to tax rate and tax law changes ($51).

ARCONIC

54

Reconciliation of Arconic(1) Adjusted EBITDA and Adjusted EBITDA Excluding Separation Costs Year ended ($ in millions) December 31, December 31, 2015 2016 Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, Net loss attributable to Arconic depreciation, and amortization) is net margin plus an add-back for $(322) $(941) depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other Discontinued operations(1) 165 (121) expenses; Research and development expenses; and Provision for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDA Loss from continuing operations after income taxes excluding separation costs are non-GAAP financial measures. Management and noncontrolling interests (157) (1,062) believes that these measures are meaningful to investors because Adjusted EBITDA and Adjusted EBITDA excluding separation costs provide additional information with respect to Arconic’s operating performance and the Add: 1 – Company’s ability to meet its financial obligations. The Adjusted EBITDA Net income attributable to noncontrolling interests 339 1,476 presented may not be comparable to similarly titled measures of other Provision for income taxes companies. Other (income) expenses, net (28) (94) Interest expense 473 499 Restructuring and other charges 214 155 Impairment of goodwill 25 – (1) On November 1, 2016, the former Alcoa Inc. was separated into two Provision for depreciation and amortization 508 535 standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1% of the outstanding common Adjusted EBITDA 1,375 1,509 stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as 24 193 discontinued operations in this reconciliation. Separation costs $1,399 Adjusted EBITDA excluding separation costs $1,702 $12,413 $12,394 Sales 11.3% 13.7% Adjusted EBITDA Margin excluding separation costs 55

Reconciliation of Free Cash Flow[1]

($ in millions)	Year ended December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013	December 31, 2014	December 31, 2015	December 31, 2016
Cash from operations	$1,234	$1,365	$2,261	$2,193	$1,497	$1,578	$1,674	$1,582	$870
Capital expenditures	(3,438)	(1,622)	(1,015)	(1,287)	(1,261)	(1,193)	(1,219)	(1,180)	(1,125)
Free cash flow	($2,204)	($257)	$1,246	$906	$236	$385	$455	$402	$(255)

Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand Arconic's asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

[1] On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1% of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Cash from operations and capital expenditures for Alcoa Corporation have not been segregated and are included in this table for all periods prior to November 1, 2016.

ARCONIC
56

Reconciliation of Return on Net Assets (RONA)[1]

($ in millions)	2009	2010	2011	2012	2013	2014	2015	2016
	Alcoa Inc. – Allocated using Internal Methodology							Arconic
Net (loss) income attributable to Arconic	($1,151)	$254	$611	$191	($2,285)	$268	($322)	($941)
Add: Loss (income) from discontinued operations	166	8	3	–	–	–	–	(121)
Restructuring and other charges	152	130	181	106	585	703	836	155
Discrete tax items[2]	(110)	40	2	(22)	360	33	186	1,290
Other special items[3]	258	127	15	(13)	1,697	112	87	122
Net (loss) income attributable to Arconic – as adjusted	($685)	$559	$812	$262	$357	$1,116	$787	$505
Net (loss) income allocated to Upstream[4]	(768)	184	385	(381)	(281)	353	204	N/A
Net income allocated to Downstream[4]	83	375	427	643	638	763	583	505
Receivables from customers, less allowances	$1,547	$1,591	$1,571	$1,399	$1,221	$1,395	$1,340	$974
Add: Deferred purchase price receivable[5]	–	–	–	18	248	356	249	83
Receivables from customers, less allowances - as adjusted	1,547	1,591	1,571	1,417	1,469	1,751	1,589	1,057
Add: Inventories	2,346	2,584	2,899	2,825	2,705	3,082	3,442	2,253
Less: Accounts payable, trade	(1,963)	(2,331)	(2,692)	(2,702)	(2,960)	(3,152)	(2,889)	(1,744)
Working capital	1,930	1,844	1,778	1,540	1,214	1,681	2,142	1,566
Properties, plants, and equipment, net	19,746	20,072	19,282	18,947	17,639	16,426	14,815	5,499
Net assets	$21,676	$21,916	$21,060	$20,487	$18,853	$18,107	$16,957	$7,065
Net assets allocated to Upstream[4]	16,313	16,586	15,673	15,106	13,505	11,501	9,375	N/A
Net assets allocated to Downstream[4]	5,363	5,330	5,387	5,381	5,348	6,606	7,582	7,065
Return on net assets (RONA)	(3.2%)	2.6%	3.9%	1.3%	1.9%	6.2%	4.6%	7.1%
Return on net assets (RONA) – Upstream	(4.7%)	1.1%	2.5%	(2.5%)	(2.1%)	3.1%	2.2%	N/A
Return on net assets (RONA) – Downstream	1.5%	7.0%	7.9%	11.9%	11.9%	11.6%	7.7%	7.1%

ARCONIC

57

Reconciliation of Return on Net Assets (continued) Return on net assets is a non-GAAP financial measure and is calculated as Net (loss) income attributable to Arconic – as adjusted divided by Net assets, which is the summation of Working capital and Properties, plants, and equipment, net. Management believes that this measure is meaningful to investors as RONA helps management and investors determine how effectively and efficiently the company is using its assets to generate earnings. An internal allocation methodology was used to determine 2009-2015 Upstream RONA and Downstream RONA because Alcoa Inc was one company and historical standalone Upstream and Downstream results are not available for 2009-2014 without significant unreasonable efforts. 2016 Downstream RONA is based on Arconic Inc. results. On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1% of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, 2016 results of operations and financial position of Alcoa Corporation have been reflected as discontinued operations. For historical comparison purposes and because Alcoa Inc was one company, 2015 does not reflect Alcoa Corporation results of operations and financial position in discontinued operations in this reconciliation. 2014 and prior periods do not reflect Alcoa Corporation results of operations and financial position in discontinued operations in this reconciliation for historical comparison purposes and because it is not available without significant unreasonable efforts. Arconic (Downstream) includes the following former Alcoa Inc. segments: Engineered Products and Solutions, Transportation and Construction Solutions, and Global Rolled Products, except for the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia which both became part of Alcoa Corporation. Alcoa Corporation (Upstream) includes the following former Alcoa Inc. segments: Alumina and Primary Metals, as well as the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia. Discrete tax items include the following: for the year ended December 31, 2016, a charge for valuation allowances related to the November 1, 2016 separation ($1,267), a net charge for the remeasurement of certain deferred tax assets due to tax rate and tax law changes ($51), a net benefit for valuation allowances not associated with the separation ($18), and a net benefit for a number of small items ($10); for the year ended December 31, 2015, a charge for valuation allowances related to certain U.S. and Iceland deferred tax assets ($190) and a net benefit for other miscellaneous items ($4); for the year ended December 31, 2014, a charge for the remeasurement of certain deferred tax assets of a subsidiary in Brazil due to a tax rate change ($31) and a net charge for other miscellaneous items ($2); for the year ended December 31, 2013, a charge for valuation allowances related to certain Spain and U.S. deferred tax assets ($372) and a net benefit for other miscellaneous items ($12); for the year ended December 31, 2012, a benefit for a change in the legal structure of an investment ($13), a benefit as a result of including the then anticipated gain from the sale of the Tapoco Hydroelectric Project ($12), and a net charge for other miscellaneous items ($3); for the year ended December 31, 2011, a net charge for a number of small items ($2); for the year ended December 31, 2010, charges for a change in the tax treatment of federal subsidies received related to prescription drug benefits provided under certain retiree health benefit plans ($79), a benefit for the reversal of a valuation allowance related to net operating losses of an international subsidiary that are now realizable due to a settlement with a tax authority ($41), a benefit for a change in a Canadian provincial tax law permitting tax returns to be filed in U.S. dollars ($24), a charge based on settlement discussions of several matters with international taxing authorities ($18), a charge for a tax rate change in Brazil ($11), and a net benefit for other miscellaneous items ($3); and for the year ended December 31, 2009, a benefit for the reorganization of an equity investment in Canada ($71), a charge for the write-off of deferred tax assets related to operations in Italy ($41), a benefit for a tax rate change in Iceland ($31), a benefit for a change in a Canadian national tax law permitting tax returns to be filed in U.S. dollars ($28), and a benefit for the reversal of a valuation allowance on net operating losses in Norway ($21). 58

Reconciliation of Return on Net Assets (continued) Other special items include the following (continued): for the year ended December 31, 2016, costs associated with the planned separation of Alcoa ($205), unfavorable tax costs associated with the redemption of company-owned life insurance policies ($100), a favorable adjustment to the contingent earn-out liability and a post-closing adjustment both of which related to the November 2014 acquisition of Firth Rixson ($76), favorable tax costs related to the difference between the applicable statutory rates for special items and Arconic’s consolidated estimated annual effective tax rate ($74), a favorable tax benefit related to the currency impacts of a distribution of previously taxed income ($49), and unfavorable tax costs associated with the sale of a US subsidiary with book goodwill ($16); for the year ended December 31, 2015, costs associated with the planned separation of Alcoa and the acquisitions of RTI International Metals and TITAL ($46), a gain on the sale of land in the United States and an equity investment in a China rolling mill ($44), a write-down of inventory related to the permanent closure or temporary curtailment of various facilities in Suriname, the United States, Brazil, and Australia ($43), an impairment of goodwill related to the soft alloy extrusions business in Brazil ($25), and a net unfavorable change in certain mark-to-market energy derivative contracts ($17); for the year ended December 31, 2014, a write-down of inventory related to the permanent closure of various facilities in Italy, Australia, and the United States ($47), costs associated with the acquisition of Firth Rixson and the then-planned acquisition of TITAL ($47), a gain on the sale of both a mining interest in Suriname and an equity investment in a China rolling mill ($20), an unfavorable impact related to the restart of one potline at the joint venture in Saudi Arabia that was previously shut down due to a period of pot instability ($19), costs associated with preparation for and ratification of a new labor agreement with the United Steelworkers ($11), a net unfavorable change in certain mark-to-market energy derivative contracts ($6), and a loss on the write-down of an asset to fair value ($2); for the year ended December 31, 2013, an impairment of goodwill ($1,719), a net insurance recovery related to the March 2012 cast house fire at the Massena, NY location ($22), a net favorable change in certain mark-to-market energy derivative contracts ($15), an unfavorable impact related to a temporary shutdown of one of the two smelter potlines at the joint venture in Saudi Arabia due to a period of pot instability ($9), and the write off of inventory related to the permanent closure of two potlines at a smelter in Canada and a smelter in Italy ($6); for the year ended December 31, 2012, a gain on the sale of the Tapoco Hydroelectric Project ($161), a net increase in the environmental reserve related to the Grasse River remediation in Massena, NY, remediation at two former locations, East St. Louis, IL and Sherwin, TX, and two new remediation projects at the smelter sites in Baie Comeau, Québec, Canada and Mosjøen, Norway ($133), uninsured losses related to fire damage to the cast house at the Massena, NY location ($28), interest income on an escrow deposit ($8), and a net favorable change in certain mark-to-market energy derivative contracts ($5); for the year ended December 31, 2011, favorable mark-to-market changes in certain power derivative contracts ($36), a net charge comprised of expenses for the early repayment of Notes set to mature in 2013 due to the premiums paid under the tender offers and call option and gains from the termination of related “in-the-money” interest rate swaps ($32), uninsured losses, including costs related to flood damage to a plant in Pennsylvania caused by Hurricane Irene, ($25), a gain on the sale of land in Australia ($18), costs related to acquisitions of the aerospace fastener business of TransDigm Group Inc. and full ownership of carbothermic smelting technology from ORKLA ASA ($8), and the write off of inventory related to the permanent closure of a smelter in the U.S ($4); for the year ended December 31, 2010, unfavorable mark-to-market changes in derivative contracts ($29), recovery costs associated with the São Luís, Brazil facility due to a power outage and failure of a ship unloader in the first half of 2010 ($23), charges related to power outages at the Rockdale, TX and São Luís, Brazil facilities ($17), restart costs and lost volumes related to a June 2010 flood at the Avilés smelter in Spain ($13), charge for costs associated with the potential strike and successful execution of a new agreement with the USW ($13), an additional environmental accrual for the Grasse River remediation in Massena, NY ($11), a net charge for the early repayment of Notes set to mature in 2011 through 2013 due to the premiums paid under the tender offers and call option (partially offset by gains from the termination of related “in-the-money” interest rate swaps) ($9), a charge related to an unfavorable decision in Alcoa’s lawsuit against Luminant related to the Rockdale, TX facility ($7), and the write off of inventory related to the permanent closures of certain U.S. facilities ($5); and for the year ended December 31, 2009, a charge related to the European Commission’s ruling on electricity pricing for smelters in Italy ($250), a gain on the Elkem/SAPA AB swap ($133), a loss on the sale of Shining Prospect ($118), a gain on an acquisition in Suriname ($35), a charge for a tax settlement related to an equity investment in Brazil ($24), an estimated loss on excess power at the Intalco smelter ($19), and an environmental accrual for smelters in Italy ($15). 59

Reconciliation of Return on Net Assets (continued) For internal analysis and historical comparison purposes, Net (loss) income attributable to Arconic – as adjusted and Net assets are allocated to the Upstream and Downstream businesses based on (i) the underlying After-tax operating income (ATOI) and Net assets of the respective segments plus (ii) an allocation of the Net (loss) income attributable to Arconic – as adjusted and Net assets assigned to Corporate [“Corporate expenses and assets”]. Corporate expenses and assets are generally allocated based on the Total assets less Current liabilities of the respective segments. As an example, using the aforementioned allocation process, 2015 interest expense ($498) for the former Alcoa Inc was allocated $271 to Upstream and $227 to Downstream. Other potentially significant items assigned to Corporate include, but are not limited to, the impact of LIFO inventory accounting; general administrative and selling expenses of operating the corporate headquarters and other global administrative facilities; differences between tax rates applicable to the segments and the consolidated effective tax rate; corporate fixed assets; and LIFO reserves. The Deferred purchase price receivable relates to an arrangement to sell certain customer receivables to several financial institutions on a recurring basis. Arconic adds back the receivable for the purposes of the Return on Net Assets calculation. 60

ARCONIC INNOVATION, ENGINEERED.

61